                                                                     EXHIBIT 1.2

                               PRICING AGREEMENT



Goldman, Sachs & Co.
Robertson, Stephens & Company LLC
Montgomery Securities
c/o Goldman, Sachs & Co.
555 California Street, Suite 4500
San Francisco, CA  94104

Ladies and Gentlemen:

     Micron Technology, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 19, 1997, (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Montgomery Securities and Robertson, Stephens & Company LLC on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of Firm Securities and any Optional Securities the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the principal amount of Optional Securities as to which such election shall have been exercised.

     The Company hereby grants to each of the Underwriters the right to purchase at their election up to the principal amount of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us seven (7) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,

                                    MICRON TECHNOLOGY, INC.


                                    By: /s/W. G. Stover, Jr.
                                        ----------------------------------
                                    Name: W. G. Stover, Jr.
                                         ---------------------------------
                                    Title: Vice President of Finance and
                                          --------------------------------
                                           Chief Financial Officer
                                          --------------------------------

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
ROBERTSON, STEPHENS & COMPANY LLC
MONTGOMERY SECURITIES


By:  /s/Goldman, Sachs & Co.
    ---------------------------------
     (Goldman, Sachs & Co.)



                                  SCHEDULE I

                                                    MAXIMUM
                                     PRINCIPAL     PRINCIPAL
                                     AMOUNT OF     AMOUNT OF
                                        FIRM        OPTIONAL
                                     SECURITIES    SECURITIES
                                       TO BE      THAT MAY BE
           UNDERWRITER               PURCHASED     PURCHASED
           -----------              ------------  ------------

Goldman, Sachs & Co.                $348,000,000   $52,000,000
Robertson Stephens & Company LLC      52,200,000     7,800,000
Montgomery Securities                 34,800,000     5,200,000
                                    ------------   -----------
   Total                            $435,000,000   $65,000,000
                                    ============   ===========

                                  SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

     7% Convertible Subordinated Notes due July 1, 2004

AGGREGATE PRINCIPAL AMOUNT OF DESIGNATED SECURITIES:

     Aggregate principal amount of Firm Securities: $435,000,000
     Maximum Aggregate principal amount of Optional Securities that may be purchased: $65,000,000

PRICE TO PUBLIC:

     100% of the principal amount of the Designated Securities. Interest shall accrue from June 24, 1997.

PURCHASE PRICE BY UNDERWRITERS:

     97.5% of the principal amount of the Designated Securities. Interest shall accrue from June 24, 1997.

CONVERSION RATE:

     Initially 14.8272 shares of Common Stock for each $1,000 principal amount of Designated Securities, subject to adjustment upon the occurrence of certain events.

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds by wire transfer.

TIME OF DELIVERY:

     10:00 a.m. (New York City time) on June 24, 1997.

INDENTURE:

     The Subordinated Indenture in the form included as an exhibit to the Registration Statement at the time such Registration Statement became effective.

MATURITY:

     July 1, 2004

INTEREST RATE:

     7% per annum.

INTEREST PAYMENT DATES:

     January 1 and July 1, commencing January 1, 1998. The Company has the right to defer payment of interest on the Designated Securities at any time or from time to time for a period not exceeding 4 consecutive semi-annual interest payment periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Designated Securities. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the requirements set forth in the Prospectus Supplement. During an Extension Period, interest on the Designated Securities will continue to accrue, compounded semi-annually.

REDEMPTION PROVISIONS:

     The Designated Securities will not be subject to redemption prior to July 2, 1999 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 20 nor more than 60 days' notice to each Holder, at the prices set forth below plus accrued and unpaid interest, if any, to the redemption date; provided that the Designated Securities will not be redeemable following July 2, 1999 and before July 3, 2001 unless the last reported sale price for the Company's Common Stock is at least 130% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending within five trading days of the call for redemption.

     The redemption price (expressed as a percentage of principal amount) is as follows for the 12-month periods beginning on July 1 of the following years (beginning July 2, 1999, and ending on June 30, 2000, in the case of the first such period):

                                REDEMPTION
YEAR                              PRICE
------                           -------

1999.......................      105.0%
2000.......................      104.0
2001.......................      103.0
2002.......................      102.0
2003.......................      101.0


and thereafter is equal to 100% of the principal amount, in each case together with accrued interest to, but excluding, the date of redemption.

SINKING FUND PROVISIONS:

     No sinking fund provisions.

REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE IN CONTROL:

     Upon a Change in Control (as defined in the Supplemental Indenture), Holders of Designated Securities will have the right, subject to certain conditions and restrictions, to require the Company to purchase all or part of their Designated Securities at 100% of the principal amount thereof, plus accrued interest to the repurchase date. The repurchase price is payable in cash or, at the option of the Company but subject to the satisfaction of certain conditions on the part of the Company as set forth in the Supplemental Indenture, in shares of Common Stock (valued at 95% of the average closing prices of the Common Stock for the five trading days immediately preceding the second trading day prior to the repurchase date).

DEFEASANCE PROVISIONS:

     The defeasance and covenant defeasance provisions set forth in Article Thirteen of the Subordinated Indenture will apply to the Designated Securities.

OTHER TERMS:

     The Designated Securities shall include such other supplemental terms and provisions as are set forth in the Prospectus Supplement dated as of the date hereof.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Wilson Sonsini Goodrich & Rosati, Professional Corporation
     650 Page Mill Road
     Palo Alto, California  94304

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Representatives:  Goldman, Sachs & Co.
                       Robertson, Stephens & Company LLC
                       Montgomery Securities


     Address for Notices, etc.:
          c/o Goldman, Sachs & Co.
          555 California Street
          45th Floor
          San Francisco, CA  94104

                                  SCHEDULE III


           Name                                     Title
-------------------------    ---------------------------------------------------
Steven R. Appleton.......    Chairman of the Board of Directors, Chief Executive
                             Officer and President

Donald D. Baldwin........    Vice President of Sales

Kipp A. Bedard...........    Vice President of Corporate Affairs

Eugene H. Cloud..........    Vice President of Marketing

Robert M. Donnelly.......    Vice President of Memory Product

D. Mark Durcan...........    Vice President of Process Research & Development

Jay L. Hawkins...........    Vice President of Manufacturing

Roderic W. Lewis.........    Vice President of Legal Affairs, General Counsel
                             and Corporate Secretary

Nancy M. Self............    Vice President of Administration

Steven L. Stout..........    Vice President of Facilities

Wilbur G. Stover, Jr. ...    Vice President of Finance and Chief Financial
                             Officer

Jerry M. Hess............    Director

Robert A. Lothrop........    Director

Thomas T. Nicholson......    Director

Don J. Simplot...........    Director

John R. Simplot..........    Director

Gordon C. Smith..........    Director

Joseph M. Daltoso........    Chairman of the Board of Directors, Chief
                             Executive Officer and President of Micron
                             Electronics, Inc.

                                  SCHEDULE IV



                                 June 19, 1997



GOLDMAN, SACHS & CO.
ROBERTSON, STEPHENS & COMPANY LLC
MONTGOMERY SECURITIES

 As Representatives of the Several Underwriters
c/o Goldman, Sachs & Co.
555 California Street, 45th Floor
San Francisco, CA  94104

Ladies and Gentlemen:

     We understand that you propose to underwrite a public offering of ___% Convertible Subordinated Notes due July 1, 2004 (the "Notes") of Micron Technology, Inc., a Delaware Corporation ("Micron"). The Notes are convertible into common stock, $0.10 par value per share (the "Common Stock"), of Micron.
In consideration therefor and for other good and valuable consideration, and in recognition of the benefits that will accrue to the undersigned as a result thereof, the undersigned hereby irrevocably agrees that the undersigned will not, from the date hereof and for a period of 30 days after the date of the Pricing Agreement (the "Pricing Agreement") among the Company and the Representatives in connection with such offering, without the prior written consent of Goldman, Sachs & Co., (i) offer to sell, sell, contract to sell or otherwise dispose of any of the Notes or any shares of Common Stock, any securities substantially similar to the Notes or the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive Notes or shares of Common Stock or any substantially similar securities (other than pursuant to employee stock option or purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the Pricing Agreement), or (ii) establish a "put equivalent position" with respect to the Notes or the Common Stock within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or (iii) publicly announce an intention to take any of the actions set forth in (i) or (ii) above.

     The Company, the indenture trustee with respect to the Notes and the transfer agent with respect to the Common Stock are hereby authorized to enforce this agreement by refusing to permit transfers which the Company believes may violate this agreement.

                                    Very truly yours,





                                    -----------------------------------